Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-255390) of Melco Resorts & Entertainment Limited,

2.	Registration Statement (Form S-8 No. 333-185477) pertaining to the 2011 Share Incentive Plan of Melco Resorts & Entertainment Limited, and

3.	Registration Statement (Form S-8 No. 333-261554) pertaining to the 2021 Share Incentive Plan of Melco Resorts & Entertainment Limited;

of our reports dated March 22, 2024, with respect to the consolidated financial statements of Melco Resorts & Entertainment Limited and the effectiveness of internal control over financial reporting of Melco Resorts & Entertainment Limited included in this Annual Report (Form 20-F) of Melco Resorts & Entertainment Limited for the year ended December 31, 2023, and the financial statement schedule of Melco Resorts & Entertainment Limited included herein.

/s/ Ernst & Young LLP

Singapore

March 22, 2024